UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 31, 2007

CBS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-09553	04-2949533
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

51 West 52nd Street, New York, New York	10019
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (212) 975-4321

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On January 31, 2007, the Board of Directors of CBS Corporation (the “Company”) elected Leonard Goldberg, an accomplished television and film producer and executive, to the Company’s Board of Directors, effective immediately. The committee or committees of the Board of Directors on which Mr. Goldberg may serve have not yet been determined. With the election of Mr. Goldberg, the Company’s Board of Directors is now comprised of a majority of independent directors in compliance with the New York Stock Exchange listing requirements. Mr. Goldberg will participate in the Company’s standard director compensation arrangements applicable to directors who are not employees of the Company or any of its subsidiaries described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 14, 2006.

A copy of the press release announcing the election of Mr. Goldberg is attached hereto as Exhibit 99 and is incorporated herein by reference in its entirety.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.	The following Exhibit is filed as part of this Report on Form 8-K:

Exhibit Number	Description of Exhibit
99	Press Release of CBS Corporation, dated January 31, 2007, announcing the election of Leonard Goldberg to the CBS Corporation Board of Directors

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBS CORPORATION

(Registrant)

By:	/s/ Louis J. Briskman
Name: Louis J. Briskman
Title: Executive Vice President and General Counsel

Date: January 31, 2007

Exhibit Index

Exhibit Number	Description of Exhibit
99	Press Release of CBS Corporation, dated January 31, 2007, announcing the election of Leonard Goldberg to the CBS Corporation Board of Directors